                                                                    EXHIBIT 3(a)


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                                    RESTATED



                           ARTICLES OF INCORPORATION



                                       OF



                                OLIN CORPORATION



                      AS AMENDED THROUGH JANUARY 21, 1986


================================================================================

                            ARTICLES OF RESTATEMENT
                                       OF
                           ARTICLES OF INCORPORATION
                                       OF
                                OLIN CORPORATION



  1) The name of the Corporation is Olin Corporation.

  2) The text of the restated Articles of Incorporation of the Corporation is as follows:

  "FIRST:  The name of the Corporation shall be Olin Corporation.

  "SECOND: The principal office of the Corporation in the Commonwealth of Virginia shall be at Abingdon, Virginia 24210.

  "THIRD: The purposes for which the Corporation is formed are as follows: If, when and to the extent lawful for a corporation organized under the laws of the Commonwealth of Virginia (provided that none of the following powers and purposes shall be construed so as to constitute the Corporation a railroad company, a telegraph company, a telephone company, a canal company, a turnpike company, or other company designated by law as a public service corporation or which shall need to possess the right of eminent domain for the purpose of taking and condemning lands within the Commonwealth of Virginia within the meaning of the statutes thereof):

     (1) to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or any altered, converted or manufactured form, chemicals and chemical compositions of any state, form, nature, mixture or description, including, without limiting the generality of the foregoing, salt, soda ash, caustic soda, chlorine, ammonia, bicarbonate of soda, sulphuric acid, superphosphate, mixed fertilizer, ammonium phosphate, ammonium sulphate, phosphoric acid, sulphur, ethylene glycol, ethylene oxide, polyethylene and other organic chemicals, and all mixtures, derivatives, products or by-products of such chemicals;

     (2) to produce, manufacture, process, refine, treat, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of ammunition, firearms, explosives, munitions and stores of war, and components thereof;

     (3) to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or in any altered, converted or manufactured form, drugs of every kind and description and the constituent parts and elements thereof including, without limiting the generality of the foregoing, all kinds of antibiotic, pharmaceutical, medicinal-chemical, biological, veterinary, dental, hygienic, medicinal-dietetic, household medicinal and toilet substances, products, processes, compounds and compositions, and apparatus and medicinal, hospital and druggists' supplies of every kind and description;

     (4) to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of, either in their natural form or in any altered, converted or manufactured form, oil, gas and other hydrocarbons, and compositions thereof, of any state, form, nature, mixture or description, including, without limiting the generality of the foregoing, methane, ethane, propane, butane, gasoline and kerosene, and all mixtures, derivatives, products or by-products of such hydrocarbons;

     (5) to produce, manufacture, process, refine, treat, extract, store, purchase or otherwise acquire, sell, deal in, transport, distribute, market, handle and otherwise turn to account or dispose of iron, steel, copper, brass, nickel, silver, aluminum and other metals and metal products, plastics and plastic products, wood and wooden products, and paper and paper products;

     (6) to acquire by lease, purchase, contract, concession or otherwise, and to own, explore, exploit, develop, improve, operate, lease, enjoy, control, manage or otherwise turn to account, and to mortgage, grant, sell, exchange, convey or otherwise dispose of, any and all kinds of real estate, lands, options, concessions, grants, land patents, timber lands, oil rights, gas rights, and any other mineral rights, oil royalties, gas royalties, and any other mineral royalties, and any other franchises, claims, rights, privileges, easements, tenements, estates, hereditaments and interests in properties, real or personal, tangible or intangible, of every description and nature whatsoever, useful in the conduct of the business of the Corporation;

     (7) to construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of, or turn to account, any and all factories, plants, refineries, laboratories, oil wells, gas wells, mines, lumberyards, sawmills, installations, equipment, machinery, storage tanks, tank cars, tank wagons, locomotives, railroad cars, tractors, trucks, cars, airplanes, boats, barges, and other vehicles and vessels, pipe lines, pumping stations, filling stations, railways, roadways, canals, water courses, wharves, piers, docks, basins, and other structures, machines and apparatus of every kind and description, and any and all rights and privileges therein, useful in the conduct of the business of the Corporation;

     (8) to apply for, register, obtain, purchase, lease, take licenses in respect of or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner deal with and contract with reference to:
       (a) inventions, devices, formulae, processes and any improvements and modifications thereof, and
       (b) letters patent, patent rights, patented processes, copyrights, designs and similar rights, trade-marks, trade symbols and other indications of origin and ownership granted by or recognized under the laws of the United States of America or of any state or subdivision thereof, or of any foreign country or subdivision thereof, and all rights connected therewith or appertaining thereunto;

     (9) to conduct and carry on any experimental and research work;

     (10) to manufacture, process, purchase, sell and generally to trade and deal in and with goods, wares and merchandise of every kind, nature and description, and to engage and participate in any mercantile, industrial or trading business of any kind or character whatsoever;

     (11) to acquire by purchase, exchange, lease or otherwise and to own, hold, use, develop, operate, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with, real and personal property of every class or description and rights and privileges therein wheresoever situate;

     (12) to subscribe to, purchase or otherwise acquire, and to hold, mortgage, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) created or issued by any persons, firms, associations, corporations, or governments or subdivisions thereof; to make payment therefor in any lawful manner, and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof;

     (13) to make, enter into, perform and carry out contracts of every kind and description with any person, firm, association, corporation or government or subdivision thereof;

     (14) to acquire by purchase, exchange or otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the Commonwealth of Virginia; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired;

     (15) to lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine;

     (16) to guarantee or become surety in respect to the payment of principal, interest or dividends upon, and the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any person, firm, association, corporation, government or subdivision thereof, or of any other combination, organization or entity whatsoever;

     (17) to borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the Commonwealth of Virginia and by these Articles of Incorporation, as the Board of Directors of the Corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired;

     (18) to purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly;

     (19) to organize or cause to be organized under the laws of the Commonwealth of Virginia, or of any other State of the United States of America, or of the District of Columbia, or of any territory, dependency, colony or possession of the United States of America, or of any foreign country, a corporation or corporations for the purpose of transacting, promoting or carrying on any or all of the objects or purposes for which the Corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated;

     (20) to conduct its business in any and all of its branches and maintain offices both within and without the Commonwealth of Virginia, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries;

     (21) to such extent as a corporation organized under the laws of the Commonwealth of Virginia may now or hereafter lawfully do, to do, either as principal or agent and either alone or in connection with, or in partnership with, other persons, firms, associations, corporations and other legal entities, whether organized under the laws of the Commonwealth of Virginia or otherwise, governments or subdivisions thereof, or individuals, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the laws of the Commonwealth of Virginia or under any act amendatory thereof, supplemental thereto or substituted therefor.

  The foregoing clauses shall be construed both as objects and powers, and each as an independent right and power, and it is hereby expressly provided that the enumeration herein of specific objects and powers shall not be held to limit or restrict in any manner the general powers of this Corporation, and all the powers and purposes hereinbefore enumerated shall be exercised, carried out and enjoyed by this Corporation within the Commonwealth of Virginia and outside of the Commonwealth of Virginia to such extent and in such manner as a corporation of this character organized under the laws of the Commonwealth of Virginia may properly and legally exercise, carry out and enjoy, but nothing herein contained shall be deemed to authorize or permit this Corporation to carry on any business or exercise any power or do any act which a corporation of this character, formed under the laws of the Commonwealth of Virginia, may not at the time lawfully carry on or do.

  "FOURTH: The aggregate number of shares which the Corporation shall have authority to issue shall be 70,000,000 shares, of which 10,000,000 shares shall be Preferred Stock, par value $1 per share (hereinafter called Preferred Stock), and 60,000,000 shares shall be Common Stock, par value $1 per share (hereinafter called Common Stock).

   The following is a description of each of said different classes of stock, and a statement of the preferences, limitations, voting rights and relative rights in respect of the shares of each such class:

     1. The Board of Directors shall have authority, by resolution or resolutions, at any time and from time to time to divide and establish any or all of the unissued shares of Preferred Stock not then allocated to any series of Preferred Stock into one or more series, and, without limiting the generality of the foregoing, to fix and determine the designation of each such series, the number of shares which shall constitute such series and the following relative rights and preferences of the shares of each series so established:

       (a) The annual dividend rate payable on shares of such series, the time of payment thereof, whether such dividends shall be cumulative or non-cumulative, and the date or dates from which any cumulative dividends shall commence to accrue;

       (b) the price or prices at which and the terms and conditions, if any, on which shares of such series may be redeemed;

       (c) the amounts payable upon shares of such series in the event of the voluntary or involuntary dissolution, liquidation or winding-up of the affairs of the Corporation;

       (d) the sinking fund provisions, if any, for the redemption or purchase of shares of such series;

       (e) the extent of the voting powers, if any, of the shares of such series;

       (f) the terms and conditions, if any, on which shares of such series may be converted into shares of stock of the Corporation of any other class or classes or into shares of any other series of the same or any other class or classes;

       (g) whether, and if so the extent to which, shares of such series may participate with the Common Stock in any dividends in excess of the preferential dividend fixed for shares of such series or in any distribution of the assets of the Corporation, upon a liquidation, dissolution or winding-up thereof, in excess of the preferential amount fixed for shares of such series; and

       (h) any other preferences and relative, optional or other special rights, and qualifications, limitations or restrictions of such preferences or rights, of shares of such series not fixed and determined by law or in this Article FOURTH.

     2. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series. Different series of Preferred Stock shall not be considered to constitute different classes of shares for the purpose of voting by classes except as otherwise fixed by the Board of Directors with respect to any series at the time of the creation thereof.

     3. So long as any shares of Preferred Stock are outstanding, the Corporation shall not declare and pay or set apart for payment any dividends (other than dividends payable in Common Stock or other stock of the Corporation ranking junior to the Preferred Stock as to dividends) or make any other distribution on such junior stock, if at the time of making such declaration, payment or distribution the Corporation shall be in default with respect to any dividend payable on, or any obligation to retire, shares of Preferred Stock.

     4. Shares of any series of Preferred Stock which have been redeemed or otherwise reacquired by the Corporation (whether through the operation of a sinking fund, upon conversion or otherwise) shall, upon cancellation in accordance with law, have the status of authorized and unissued shares of Preferred Stock and may be redesignated and reissued as a part of such series or of any other series of Preferred Stock. Shares of Common Stock which have been reacquired by the Corporation shall, upon cancellation in accordance with law, have the status of authorized and unissued shares of Common Stock and may be reissued.

     5. Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, and except as otherwise provided by law or in resolutions of the Board of Directors establishing any series of Preferred Stock pursuant to the provisions of paragraph 1 of this Article FOURTH, the holders of outstanding shares of Common Stock of the Corporation shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock of the Corporation being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

     6. No holder of shares of stock of any class of the Corporation shall, as such holder, have any right to subscribe for or purchase (a) any shares of stock of any class of the Corporation, or any warrants, options or other instruments that shall confer upon the holder thereof the right to subscribe for or purchase or receive from the Corporation any shares of stock of any class, whether or not such shares shall be unissued shares, now or hereafter authorized, or shares acquired by the Corporation after the issue thereof, and whether or not such shares of stock, warrants, options or other instruments are issued for cash or services or property or by way of dividend or otherwise, or (b) any other security of the Corporation which shall be convertible into, or exchangeable for, any shares of stock of the Corporation of any class or classes, or to which shall be attached or appurtenant any warrant, option or other instrument that shall confer upon the holder of such security the right to subscribe for or purchase or receive from the Corporation any shares of its stock of any class or classes, whether or not such shares shall be unissued shares, now or hereafter authorized, or shares acquired by the Corporation after the issue thereof, and whether or not such securities are issued for cash or services or property or by way of dividend or otherwise, other than such right, if any, as the Board of Directors, in its sole discretion, may from time to time determine. If the Board of Directors shall offer to the holders of shares of stock of any class of the Corporation, or any of them, any such shares of stock, options, warrants, instruments or other securities of the Corporation, such offer shall not, in any way, constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other securities of the Corporation without offering the same to said holders.

     7. Anything herein to the contrary notwithstanding, dividends upon shares of any class of stock of the Corporation shall be payable only out of assets legally available for the payment of such dividends, and the rights of the holders of shares of stock of the Corporation in respect of dividends shall at all times be subject to the power of the Board of Directors to determine what dividends, if any, shall be declared and paid to the stockholders.

     8. Subject to the provisions hereof and except as otherwise provided by law, shares of stock of any class of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine.

  "FIFTH: The period of the duration of the Corporation is unlimited and perpetual.

   "SIXTH:
      1. The number of directors shall be as specified in the By-laws of the Corporation but such number may be increased or decreased from time to time in such manner as may be prescribed in the By-laws. In no event shall such number exceed 18. In the absence of a By-law specifying the number of directors, the number shall be 15. Commencing with the 1985 annual meeting of stockholders, the Board of Directors shall be divided into three classes, Class I, Class II, and Class III, as nearly equal in number as possible. At the 1985 annual meeting of stockholders, directors of the first class (Class
  I) shall be elected to hold office for a term expiring at the 1986 annual meeting of stockholders; directors of the second class (Class II) shall be elected to hold office for a term expiring at the 1987 annual meeting of stockholders; and directors of the third class (Class III) shall be elected to hold office for a term expiring at the 1988 annual meeting of stockholders.
  At each annual meeting of stockholders after 1985, the successors to the class of directors whose term shall then expire shall be identified as being of the same class as the directors they succeed and elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. When the number of directors is changed, any newly-created directorships or any decrease in directorships shall be so apportioned among the classes by the Board of Directors as to make all classes as nearly equal in number as possible.

      2. Subject to the rights of the holders of any Preferred Stock then outstanding, directors may be removed only with cause.

      3. Subject to the rights of the holders of any Preferred Stock then outstanding, newly-created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the Board of Directors or at an annual meeting of stockholders by the stockholders entitled to vote on the election of directors. Unless otherwise provided by law, directors so chosen by the stockholders shall hold office for a term expiring at the annual meeting of stockholders at which the term of the class to which they have been elected expires. If the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of the directors remaining in office.

  "SEVENTH: The amount of real estate to which the holdings of the Corporation at any one time are to be limited is five million (5,000,000) acres.

  "EIGHTH: The following provisions are inserted for the regulation of the business and for the conduct of the affairs of the Corporation, and it is expressly provided that the same are to be in furtherance and not in limitation or exclusion of the powers conferred by statute or otherwise:

      1. Except where other notice is specifically required by statute, written notice of any meeting of stockholders given as provided by the By-laws of the Corporation shall be sufficient without publication or other form of notice.

      2. A meeting of the stockholders, other than the annual meeting of stockholders, may be held at any time but only upon the call of the Board of Directors, the Chairman of the Board, the President or the holders of a majority of the shares of issued and outstanding stock of the Corporation entitled to vote at the meeting.

      3. In furtherance and not in limitation of the powers conferred by the laws of the Commonwealth of Virginia, the Board of Directors is expressly authorized and empowered:

         (a) To make, alter, amend and repeal the By-laws, subject to the power of the stockholders to alter or repeal the By-laws made by the Board of Directors.

         (b) Subject to the applicable provisions of the By-laws then in effect, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by the laws of the Commonwealth of Virginia, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

         (c) By resolution passed by a majority of the whole Board of Directors,
      (i) to designate two or more of their number, to constitute an executive committee, which, to the extent provided in such resolution, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which require it; and (ii) to appoint such other committees, agents and representatives as may be necessary and convenient for the conduct or the management of the business of the Corporation.

         (d) To determine whether any, and, if any, what part, of the net earnings of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net earnings or such net assets in excess of capital for any lawful purpose of the Corporation, and, without limiting the generality of the foregoing, from time to time as the Board of Directors may deem necessary or desirable, to set aside reserves for any purpose, to fix from time to time the amount of earnings to be reserved for working capital and to set aside such reserves or make such other provisions for additions, improvements and betterments to plant and equipment, for expansion of the business of the Corporation (including the acquisition of real and personal property for that purpose), for plans for maintaining employment at the plants of the Corporation, and for other plans for the benefit of employees generally.

         (e) To establish pension, bonus, profit-sharing or other types of incentive or compensation plans for the officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries and to fix the amount of earnings to be distributed or shared and to determine the persons to participate in any such plans and the amounts of their respective participations.

         (f) To issue and sell or grant options fort he purchase of shares of Common Stock to officers and employees (including officers and employees who are also directors) of the Corporation and its subsidiaries for such consideration and on such terms and conditions as the Board of Directors may from time to time determine.

      In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the Commonwealth of Virginia, of these Articles of Incorporation and of the By-laws of the Corporation.

      4. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

     Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by these Articles of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

     Subject to any limitation in the By-laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services and to reimbursement for their expenses as such members. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor."

   3. The Corporation hereby certifies that the foregoing restatement of the Articles of Incorporation does not contain an amendment to the Articles of Incorporation requiring shareholder approval, and that the Board of Directors duly adopted such restatement on June 26, 1986.

     OLIN CORPORATION



                              By     /s/ E. McI. Cover
                                  --------------------------
                                      Vice President

                              Dated:  July 8, 1986

                             ARTICLES OF AMENDMENT

                                       OF

                         THE ARTICLES OF INCORPORATION

                                       OF

                                OLIN CORPORATION

          under Section 13.1-639 of the Virginia Stock Corporation Act


          FIRST:  The name of the Corporation is Olin Corporation.

     SECOND: The amendment adopted is to add a new Paragraph 9 to Article Fourth to read as follows:

     "9: ESOP Preferred Shares. There is hereby established a series of the Corporation's authorized Preferred Stock, to be designated as the "ESOP Preferred Shares, par value $1 per share." The designation and number, and relative rights, preferences and limitations of the ESOP Preferred Shares, insofar as not already fixed by any other provision of these Articles of Incorporation, shall be as follows:

     Section 1.  Designation and Amount; Special Purpose Restricted Transfer
                 -----------------------------------------------------------
Issue.
------

     1.1       Designation.  The shares of such series shall be designated as
               -----------
"ESOP Preferred Shares, par value $1 per share" (the "ESOP Preferred Shares"), and the number of shares constituting such series shall be 1,750,000.

     1.2       Issuance.  ESOP Preferred Shares shall be issued only to the
               --------
trustee (the "Trustee") of the Olin Corporation Contributing Employee Ownership Plan (the "Plan"), as amended from time to time, or any successor to the Plan, including the Plan's employee stock ownership plan component (the "ESOP"). All references to the holder of ESOP Preferred Shares shall mean the Trustee or any company with which or into which the Trustee may merge or any successor trustee for the Plan.

     1.3       Transfer Upon Conversion; Redemption.  Conversion of ESOP
               ------------------------------------
Preferred Shares into Common Stock can occur at the election of the holder of ESOP Preferred Shares pursuant to Section 5.1(a) of this Paragraph 9 or automatically in accordance with Section 5.2(a) of this Paragraph 9. Shares of Common Stock issued upon any conversion may be transferred by the holder of those shares as permitted by law. ESOP Preferred Shares shall be redeemable by the Corporation upon the terms and conditions provided by Sections 6, 7 and 8 of this Paragraph 9.

     Section 2.  Dividends and Distributions.
                 ---------------------------

     2.1       Entitlement to Dividends.  Subject to the provisions for
               ------------------------
adjustment in this Paragraph 9, the holders of ESOP Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for dividends, cash dividends ("ESOP Preferred Dividends") in an amount per share equal to 7.75% (seven and seventy-five one hundredths percent) of the Initial Value per share per annum, and no more.

     2.2       Payment of Dividends.  Dividends shall be payable quarterly in
               --------------------
arrears, one quarter on the 30th day of March, June, September and December of each year (each a "Dividend Payment Date") commencing on September 30, 1989, to holders of record at the start of business on that Dividend Date. If any Dividend Payment Date falls on any day other than a "Business Day" (as defined in Section 10 of this Paragraph 9), the dividend payment due on that Dividend Payment Date shall be paid on the Business Day immediately preceding that Dividend Payment Date.

     2.3       Dividend Accrual.  ESOP Preferred Dividends shall begin to accrue
               ----------------
on outstanding ESOP Preferred Shares from the date of issuance of such ESOP Preferred Shares. ESOP Preferred Dividends shall accrue on a daily basis whether or not the Corporation shall have current or retained earnings at the time, but ESOP Preferred Dividends accrued after issuance of the ESOP Preferred Shares for any period less than a full quarterly period between Dividend Payment Dates (or, in the case of the first dividend payment, from the date of issuance through the first Dividend Payment Date) shall be computed on the basis of a 360-day year of 30-day months. Accrued but unpaid ESOP Preferred Dividends shall cumulate as of the Dividend Payment Date on which they first become payable, but no interest shall accrue on accumulated but unpaid ESOP Preferred Dividends.

     2.4  Declaration of Dividends on other Stock.
          ---------------------------------------

          (a)  Parity Stock.  So long as any ESOP Preferred Shares shall be
               ------------
outstanding, no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the ESOP Preferred Shares as to dividends, unless there shall also be or have been declared and paid or set apart for payment when due on the ESOP Preferred Shares dividends through the last preceding Dividend Payment Date before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the ESOP Preferred Shares and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock next preceding such parity stock dividend payment date.

          (b)  Junior Stock.  If at any time, so long as any ESOP Preferred
               ------------
Shares shall be outstanding, full cumulative dividends on the ESOP Preferred Shares have not been declared and paid or set apart for payment through the last preceding Dividend Payment Date, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions, or make any payment on account of the purchase, redemption or other retirement of any shares of Common Stock or any other class of or series of the Corporation's stock ranking as to dividends or as to distributions in the event of the Corporation's liquidation, dissolution or winding-up, junior to the ESOP Preferred Shares until full cumulative dividends on the ESOP Preferred Shares shall have been paid or declared and set apart for payment.

          (c)  Limitations.  The provisions of Sections 2.4(a) and 2.4(b) shall
               -----------
not apply to (i) any dividend payable solely in any shares of any stock ranking as to dividends and as to distributions in the event of the Corporation's liquidation, dissolution or winding-up, junior to the ESOP Preferred Shares or
(ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Shares in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding-up of the Corporation, junior to the ESOP Preferred Shares.

     Section 3.  Voting.
                 ------
     3.1  Voting Rights.  The holders of ESOP Preferred Shares shall have the
          -------------
following voting rights:

          (a)  Voting with Common Stock.  The holders of ESOP Preferred Shares
               ------------------------
shall be entitled to vote on all matters submitted to a vote of the shareholders of the Corporation, voting together with the holders of Common Stock as a single voting group.

          (b)  Number of Votes.  The holder of each ESOP Preferred Share shall
               ---------------
be entitled to a number of votes equal to the number of shares of Common Stock into which such ESOP Preferred Share could be converted in accordance with
Section 5.2(b) of this Paragraph 9 on the record date for determining the shareholders entitled to vote, rounded to the nearest one one-hundredth of a vote; it being understood that whenever the "Conversion Price"

(as defined in Section 5.1(b) of this Paragraph 9) is adjusted as provided in
Section 9 of this Paragraph 9 the number of votes of the ESOP Preferred Shares shall also be similarly adjusted.

          (c)  Extent of Voting Rights.  Except as otherwise required by law or
               -----------------------
set forth in this Paragraph 9, holders of ESOP Preferred Shares shall have no special voting rights, and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth in this Paragraph 9) for the taking of any corporate action.

     Section 4.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

     4.1  Rights of ESOP Preferred Shares Upon Liquidation, Dissolution or
          ----------------------------------------------------------------
Winding Up.  Subject to the rights of the holders of any stock of the
----------
Corporation ranking senior to or on a parity with the ESOP Preferred Shares in respect of distributions, upon liquidation, dissolution or winding up, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holder of ESOP Preferred Shares shall be entitled to receive, out of the Corporation's assets that remain after full satisfaction of all creditors' valid claims and that are available for payment to shareholders, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the ESOP Preferred Shares in respect of distributions upon the Corporation's liquidation, dissolution or winding up, liquidating distributions in an amount per share equal to the Initial Value per ESOP Preferred Share (as defined in Section 10 of this Paragraph 9) plus an amount equal to all accrued and unpaid dividends on the ESOP Preferred Shares to the date fixed for distribution, and no more. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the ESOP Preferred Shares and any other stock ranking as to any such distribution on a parity with the ESOP Preferred Shares are not paid in full, the holders of the ESOP Preferred Shares and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which the holder of ESOP Preferred Shares is entitled as provided by the foregoing provisions of this Section 4.1, the holder of ESOP Preferred Shares shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     4.2  Merger or Consolidation not Deemed Liquidation, Dissolution or Winding
          ----------------------------------------------------------------------
Up.  Neither the merger or consolidation of the Corporation with or into any
--
other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Paragraph 9.

     4.3  Rights Upon Merger or Consolidation.  The holder of ESOP Preferred
          -----------------------------------
Shares shall nevertheless be entitled in the event of any such merger or consolidation to the rights provided by Section 8 of this Paragraph 9.

     4.4  Notice.  Written notice of any voluntary or involuntary liquidation,
          ------
dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to the holder of ESOP Preferred Shares in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication, or by first-class mail (postage prepaid), delivered, sent or mailed, as the case may be, not less than twenty (20) days prior to any payment date stated in that notice, to the holder of ESOP Preferred Shares, at the address shown on the books of the Corporation.

     Section 5.  Conversion into Common Stock.
                 ----------------------------
     5.1    When Holder Entitled to Conversion,
            ----------------------------------

          (a)  Right to Elect Conversion.  The holder of ESOP Preferred Shares
               -------------------------
shall be entitled, at any time prior to the close of business on the date fixed for redemption of such shares pursuant to Sections 6, 7 and 8 of this Paragraph 9, to cause any or all of such shares to be converted into shares of Common Stock ("Holder Conversion").

          (b)  Conversion Price in Event of Holder Conversion.  Each share of
               ----------------------------------------------
ESOP Preferred Shares shall have a conversion value, applicable to the conversion price per share of Common Stock, equal to the Initial Value. The initial conversion price per share of Common Stock shall also be equal to the Initial Value but shall be adjusted as provided in Section 9 of this Paragraph 9 (and, as so adjusted, is hereinafter sometimes referred to as the "Conversion Price") (that is, a conversion rate initially equivalent to one (1) share of Common Stock for each ESOP Preferred Share converted, which is subject to adjustment as the Conversion Price is adjusted as provided in Section 9 of this Paragraph 9).

     5.2  Automatic Conversion.
          --------------------

          (a)  Events Resulting In Automatic Conversion.  In the event of any
               ----------------------------------------
transfer of a certificate for ESOP Preferred Shares for purposes of evidencing ownership of the shares in any person other than the Trustee, the

ESOP Preferred Shares so transferred, upon such transfer and without any further action by the Corporation or the holder thereof, shall be automatically converted into shares of Common Stock ("Automatic Conversion").

          (b)  Automatic Conversion Rate.  For purposes of this subsection (b),
               -------------------------
the number of shares of Common Stock into which each such ESOP Preferred Share shall be converted shall be the greater of (i) the number resulting from dividing the most recent Fair Market Value established for such ESOP Preferred Share by the Fair Market Value of the Common Stock on the effective date of such conversion or (ii) the number of shares of Common Stock into which such ESOP Preferred Share is then convertible in accordance with Section 5.1(b).

     5.3  Rights of Transferee other than Trustee.  No transferee of ESOP
          ---------------------------------------
Preferred Shares other than a trustee for the Plan shall have any of the voting powers, preferences and relative, participating, optional or special rights ascribed to ESOP Preferred Shares in this Paragraph 9 but, rather, only the powers and rights pertaining to the Common Stock into which such ESOP Preferred Shares shall be so automatically converted. In the event of such a conversion, the transferee of the ESOP Preferred Shares shall be treated for all purposes as the record holder of the shares of Common Stock into which such ESOP Preferred Shares have been automatically converted as of the date of such transfer. Certificates representing ESOP Preferred Shares shall bear a legend to reflect the foregoing provisions of this Section 5.3.

     5.4  Holder Conversion; Issuance of New Certificates.  The holder of ESOP
          -----------------------------------------------
Preferred Shares desiring to convert such shares into shares of Common Stock in accordance with Section 5.1(a) of this Paragraph 9 shall surrender the certificate or certificates representing the ESOP Preferred Shares being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation, accompanied by written notice of conversion. Any notice of conversion shall specify (i) the number of shares of ESOP Preferred Shares to be converted and the name or names in which such holder wishes the certificate or certificates for Common Stock and for any ESOP Preferred Shares not to be so converted to be issued and (ii) the address to which such holder wishes delivery to be made of such new certificates to be issued upon such conversion.

     5.5  Effect of Automatic Conversion on ESOP Preferred Certificates;
          --------------------------------------------------------------
Surrender.  Upon any Automatic Conversion, each certificate which prior to the
---------
conversion represented ESOP Preferred Shares shall be deemed for all purposes to evidence ownership of the number of full shares of Common Stock into which the same shall have been converted. Unless and until any such certificate shall be so surrendered in the manner provided for in Section 5.4, dividends and other distributions payable after the expiration of 90 days following the Automatic Conversion to holders of Common Stock shall not be paid to the record holder of such certificate, but there shall be paid to the record holder of such certificate with respect to the shares of Common Stock into which the ESOP Preferred Shares have been converted (i) upon such surrender, the amount of the dividends or other distribution which shall have become payable on such shares after the expiration of 90 days following the Automatic Conversion, but without interest, and (ii) after such surrender, the amount of any dividends or other distributions with a record date prior to surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date.

     5.6  Procedure for Issuance of Common Stock Certificates.  Upon surrender
          ---------------------------------------------------
of a certificate representing an ESOP Preferred Share or Shares for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion. In the event that there shall have been surrendered a certificate or certificates representing ESOP Preferred Shares, only part of which are to be converted, the Corporation shall issue and send to such holder, in the manner set forth in the preceding sentence, a new certificate or certificates representing the number of ESOP Preferred Shares that shall not have been converted.

     5.7  Effective Date of Common Stock Issued Upon Holder Conversion. The
          ------------------------------------------------------------
issuance by the Corporation of shares of Common Stock upon a Holder Conversion shall be effective as of the earlier of (i) the delivery to the holder of the ESOP Preferred Shares or such holder's designee of the certificates representing the shares of Common Stock issued upon conversion thereof or (ii) the commencement of business on the second Business Day after the surrender of the certificate or certificates for the ESOP Preferred Shares to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto) and accompanied by all documentation required to effect the conversion, as provided by this Section 5. On and after the effective date of any conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common

Stock (subject to the provisions of the second sentence of Section 5.5), but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. The Corporation shall not be obligated to pay any dividends that have been declared and are payable to holders of ESOP Preferred Shares on a Dividend Payment Date if such Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

     5.8  Cash in Lieu of Fractional Shares. The Corporation shall not be
          ---------------------------------
obligated to deliver to the holder of ESOP Preferred Shares, or to any person designated by such holder pursuant to Section 5.4 or to any transferee in a transfer resulting in an Automatic Conversion, any fractional share of Common Stock issuable upon any conversion and surrender of such ESOP Preferred Shares, but in lieu thereof may make a cash payment equal to the proportionate amount of the Fair Market Value of a share of Common Stock on the effective date of conversion.

     5.9  Common Stock Reserves. The Corporation shall at all times reserve and
          ---------------------
keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of ESOP Preferred Shares as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the ESOP Preferred Shares then outstanding in accordance with Section 5.2. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of ESOP Preferred Shares such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all ESOP Preferred Shares then outstanding and convertible into shares of Common Stock in accordance with Section 5.2.

          Section 6.  Redemption.
                      ----------

     6.1  Redemption at the Option of the Corporation.  The ESOP Preferred
          -------------------------------------------
Shares shall be redeemable, in whole or in part, at the option of the Corporation at any time after July 1, 1994 at redemption prices per share equal to the respective percentages of the Initial Value of the ESOP Preferred Shares so to be redeemed set forth below:

     During the Twelve-
     Month Period                  Percentage of
     Beginning July 1 of           Initial Value
     -------------------           -------------
            1994                      103.875
            1995                      103.100
            1996                      102.325
            1997                      101.550
            1998                      100.775
            1999 and                  100.000
            thereafter

plus, in each case, an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

       6.2  Mandatory Redemption Upon Certain Plan Events.  If the Plan is
            ---------------------------------------------
terminated and must be liquidated immediately according to its terms or if the ESOP within the Plan is terminated or eliminated from the Plan and must be liquidated immediately according to the Plan's terms, and notwithstanding anything to the contrary in Section 6.1, the Corporation shall, as soon thereafter as practicable, call for redemption all then outstanding ESOP Preferred Shares at redemption prices per share equal the respective percentages of the Initial Value of the ESOP Preferred Shares so to be redeemed set forth below:

       During the Twelve-
       Month Period             Percentage of
       Beginning July 1 of      Initial Value
       -------------------      -------------
         1989                      107.750
         1990                      106.975
         1991                      106.200
         1992                      105.425
         1993                      104.650
         1994                      103.875
         1995                      103.100
         1996                      102.325
         1997                      101.550
         1998                      100.775
         1999 and thereafter       100.000

plus in each case an amount equal to all accrued and unpaid dividends thereon to the date fixed for redemption.

     6.3  Payment of Redemption Price.  The Corporation, at its option, may make
          ---------------------------
payment of the redemption price required upon any redemption of ESOP Preferred Shares in cash, Marketable Obligations, in shares of Common Stock, or in a combination of any two or all three of cash, Marketable Obligations or shares of Common Stock; Marketable Obligations or shares of Common Stock must be valued for such purposes at their Fair Market Value on the redemption date.

     6.4  Dividends on Shares Called for Redemption.  From and after the date
          -----------------------------------------
fixed for redemption, dividends on ESOP Preferred Shares called for redemption will cease to accrue, such ESOP Preferred Shares will no longer be deemed to be outstanding, and all rights in respect of such ESOP Preferred Shares shall cease, except the right to receive the redemption price.

     6.5  Notice of Redemption.  Unless otherwise required by law, notice of
          --------------------
redemption shall be sent to the holder of ESOP Preferred Shares at the address shown on the books of the Corporation by hand delivery, by courier, by standard form of telecommunication or by first class mail (postage pre-paid) delivered, sent or mailed, as the case may be, not less than twenty (20) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state:
(i) the redemption date; (ii) the total number of ESOP Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such ESOP Preferred Shares to be redeemed from such holder; (iii) the redemption price; (iv) where the redemption price is to be paid other than wholly in cash, a description of the amount of the redemption price to be paid in Marketable Obligations or shares of Common Stock or a combination thereof and a description of the terms and conditions of the Marketable Obligations, if any, being so used; (v) the place or places where certificates for such ESOP Preferred Shares are to be surrendered for payment of the redemption price; (vi) that dividends on the ESOP Preferred Shares to be redeemed will cease to accrue on such redemption date; and (vii) the conversion rights of the ESOP Preferred Shares to be redeemed, the period within the conversion rights may be exercised, and the Conversion Price and number of shares of Common Stock issuable upon conversion of an ESOP Preferred Share at the time. Upon surrender of the certificate for any ESOP Preferred Shares so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

     6.6  Loss of Full Deduction on Change in Statute, Rule or Regulation;
          ----------------------------------------------------------------
Disqualification.  In the event of a change in any statute, rule or regulation
----------------
of the United States of America or any administrative or judicial interpretation thereof that (i) has the effect of limiting or making unavailable to the Corporation all or any of the tax deductions for contributions to the Plan or for amounts paid (including dividends) on the ESOP Preferred Shares when such amounts are available as provided under Section 404(k)(2) of the Internal Revenue Code of 1986, as amended and in effect on the date ESOP Preferred Shares are initially issued, (ii) affects, directly or indirectly, the treatment accorded the ESOP, the Plan, an ESOP Loan Agreement (as defined in Section 10 of this Paragraph 9) or the Corporation under Section 133 or Section 404(k) of the Internal Revenue Code of 1986, as amended, or that materially affects, directly or indirectly the treatment accorded the ESOP, the Plan, an ESOP Loan Agreement or the Corporation under Section 404(a)(3), (7) or (9) of the Internal Revenue Code of 1986, as amended; or in the event that for any reason the Plan, the ESOP or any trust maintained for the Plan loses its qualified status under either Section 401(a) or Section 501(a) of the Internal Revenue Code of 1986, as amended, and that loss is not caused by a voluntary act of the Corporation, by any trustee of a trust maintained for the Plan, or by any other individual, then the Corporation may for a period of 30 days following the determination that the Plan is no longer qualified, for a period of 30 days following the determination that tax deductions for contributions to the Plan or for amounts paid on the ESOP Preferred Shares are unavailable or limited, or for a period of 30 days following a change that has the effect described in Section 6.6(ii) above, in its sole discretion and notwithstanding anything to the contrary in Section 6.1 elect to redeem any or all of such ESOP Preferred Shares for the greater of (i) a value per share equal to the Plan's remaining payment obligations attributable to the ESOP Preferred Shares remaining unallocated in the Plan (as part of the Plan's suspense account) as of the redemption date, divided by the number of those unallocated shares or (ii) the Fair Market Value of the ESOP Preferred Shares at the date of such redemption of the ESOP Preferred Shares. For purposes of this Section 6.6 materially means more than a 30% diminution of the tax deductions available to the Corporation for any tax year of the Corporation for contributions to the Plan from the deductions that would have been available to the Corporation but for the change in statute, rule or regulation.

     6.7  Change in Accounting Treatment.  In the event of a change in generally
          ------------------------------
accepted accounting principles, or the issuance of an opinion or interpretation of generally accepted accounting principles by the Financial Accounting Standards Board (the "FASB") or other group subordinate, successor, or with powers similar to the FASB (including but not limited to the Securities and Exchange Commission), to the effect that the ESOP Preferred Shares should be treated as indebtedness rather than equity for some or all accounting purposes, the Corporation may, in its sole discretion and notwithstanding anything to the contrary in Section 6.1 for a period of 30 days following the Corporation's receipt of advice from its independent accountants that the change must be applied to the Corporation's financial statements, elect to redeem any or all of the ESOP Preferred Shares for the greater of (i) the amount payable in respect of the ESOP Preferred Shares upon liquidation of the Corporation pursuant to

Section 4 of this Paragraph 9 or (ii) the Fair Market Value of the ESOP Preferred Shares at the date of such redemption.

     Section 7.  Redemption Rights of Holder.
                 ---------------------------

     7.1  Holder's Right to Demand Redemption.  ESOP Preferred Shares shall be
          -----------------------------------
redeemed at the option of the holder at any time and from time to time upon notice to the Corporation given not less than five (5) business days prior to the date fixed by the holder in such notice for such redemption, upon certification by such holder to the Corporation of the following events: (i) when and to the extent necessary for such holder to provide for distributions required to be made to participants under, or to satisfy an investment election provided to participants in accordance with, the ESOP that is part of the Plan;
(ii) when and to the extent required to make any payments of principal, interest or premium due and payable (whether as scheduled, upon acceleration or otherwise) under an ESOP Loan Agreement or required to satisfy any indebtedness, expenses or costs incurred by the holder for the benefit of the Plan when due; or (iii) in the event that the ESOP that is part of the Plan is not initially determined by the Internal Revenue Service to be qualified within the meaning of Sections 401(a) and 4975(e)(7) of the Internal Revenue Code of 1986, as amended. ESOP Preferred Shares shall be redeemed by the Corporation for cash or Marketable Obligations or, if the Corporation so elects, in shares of Common Stock, or a combination of any two or three of cash, Marketable Obligations or shares of Common Stock. Marketable Obligations or shares of Common Stock must be valued for such purposes at their Fair Market Value, and the redemption price per share of ESOP Preferred shall be (1) for purposes of (i) of this Section 7.1 the Fair Market Value of an ESOP Preferred Share on the date fixed for redemption (2) for all other purposes of this Section 7.1 the greater of the Fair Market Value of an ESOP Preferred Share on the date fixed for redemption or a value per share equal to the Plan's remaining payment obligations attributable to the ESOP Preferred Shares remaining unallocated in the Plan (as part of the Plan's suspense account) as of the redemption date, divided by the number of those unallocated shares, in all instances plus accrued and unpaid dividends thereon to the date fixed for redemption.

     Section 8.  Consolidation, Merger, etc.
                 --------------------------

     8.1  Effect of Consolidation, Merger, etc. on ESOP Preferred Shares When
          -------------------------------------------------------------------
Common Stock Converted into Qualifying Employer Securities.  In the event that
----------------------------------------------------------
the Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged solely for or changed, reclassified or converted solely into stock that constitutes "qualifying employer securities" (within the meaning of Section 409(l) of the Internal Revenue Code of 1986, as amended, and
Section 407(d)(5) of the Employee Retirement Income Security Act of 1974 as amended, or any successor provisions of law) with respect to a holder of ESOP Preferred Shares and, if applicable, for a cash payment in lieu of any fractional shares, the ESOP Preferred Shares of such holder shall, in connection with such consolidation, merger or similar business combination, be assumed by and shall become preferred stock of such successor or resulting corporation, having in respect of such corporation, insofar as possible, the same powers, preferences and relative, participating, optional or other special rights (including the redemption rights provided by Sections 6, 7 and 8 of this Paragraph 9), and the qualifications, limitations or restrictions thereon, that the ESOP Preferred Shares had immediately prior to such transaction, except that after such transaction each ESOP Preferred Share shall be convertible, otherwise on the terms and conditions provided by Section 5 of this Paragraph 9, into the number and kind of qualifying employer securities so receivable by a holder of the number of shares of Common Stock into which such ESOP Preferred Shares could have been converted immediately prior to such transaction.

     8.2  Exception.  If by virtue of the structure of such transaction, a
          ---------
holder of Common Stock is required to make an election with respect to the nature and kind of consideration to be received in such transaction, which election cannot practicably be made by the holder of the ESOP Preferred Shares, then the ESOP Preferred Shares shall, by virtue of such transaction and on the same terms as apply to the holders of Common Stock, be converted into or exchanged for the aggregate amount of stock, securities, cash or other property (payable in kind) receivable by a holder of the number of shares of Common Stock into which such ESOP Preferred Shares could have been converted immediately prior to such transaction in accordance with Section 5.2 of this Paragraph 9 had such holder of Common Stock failed to exercise any rights of election to receive any kind or amount of stock, securities, cash or other property (provided that, if the kind or amount of qualifying employer securities receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount so receivable upon such transaction, in respect of each share of Common Stock into which the ESOP Preferred Shares shall have been deemed converted, shall be the kind and amount so receivable per share by the plurality of the non-electing shares of Common Stock).

     8.3  Adjustments.  Appropriate provision shall be made in the Articles of
          -----------
Merger providing, for any merger described in Section 8.1 in which the Corporation is not the surviving or resulting corporation, for the rights of the ESOP Preferred Shares as preferred stock of such successor or resulting corporation in a transaction described in Section 8.1 to be subject to successive adjustments after any such transaction as nearly equivalent as practicable to the adjustments provided for by Section 9 of this Paragraph 9 prior to such transaction.

     8.4  Conditions to Corporation Consummating Merger, Consolidation or
          ---------------------------------------------------------------
Similar Transaction.  The Corporation shall not consummate any merger,
-------------------
consolidation or similar transaction described in Section 8.1 unless all then outstanding ESOP Preferred Shares shall, except to the extent Section 6.5 shall be applicable, be assumed and authorized by the successor or resulting corporation as provided in this Section 8.

     8.5  Effect of Merger, Consolidation etc. on ESOP Preferred Shares when
          ------------------------------------------------------------------
Common Stock Not Converted into Qualifying Employer Securities.
--------------------------------------------------------------

          (a)  When Conversion into Common Stock Results.  In the event that the
               -----------------------------------------
Corporation shall consummate any consolidation or merger or similar business combination, pursuant to which the outstanding shares of Common Stock are by operation of law exchanged for or changed, reclassified or converted into other stock or securities or cash or any other property, or any combination thereof, other than any such consideration that is constituted solely of qualifying employer securities (as referred to in Section 8.1) and cash payments, if applicable, in lieu of ESOP Preferred Shares could have been converted in accordance with Section 5.2 of this Paragraph 9 immediately prior to such transaction had such holder of Common Stock failed to exercise any rights of election as to the kind or amount of stock, securities, cash or other property receivable upon such transaction (provided that, if the kind or amount of stock, securities, cash or other property receivable upon such transaction is not the same for each non-electing share of Common Stock, then the kind and amount of stock, securities, cash or other property receivable upon such transaction, in respect of each share of Common Stock into which the ESOP Preferred Shares shall have been deemed converted, shall be the kind and amount so receivable per share by a plurality of the non-electing shares of Common Stock).

     8.6  Special Election of Redemption. In the event the Corporation shall
          ------------------------------
enter into any agreement providing for any consolidation or merger or similar business combination described in Section 8.5, then the Corporation shall as soon as practicable thereafter (and in any event at least ten (10) business days before consummation of such transaction) give notice of such agreement and the material terms thereof to the holder of ESOP Preferred Shares and the holder shall have the right to elect, by written notice to the Corporation, to receive, upon consummation of such transaction (if and when such transaction is consummated), from the Corporation or the successor of the Corporation, in redemption and retirement of such ESOP Preferred Shares, a cash payment equal to the following amount per share:


     During the Twelve-
     Month Period             Percentage of
     Beginning July 1 of      Initial Value
     -------------------      -------------
           1989                  107.750
           1990                  106.975
           1991                  106.200
           1992                  105.425
           1993                  104.650
           1994                  103.875
           1995                  103.100
           1996                  102.325
           1997                  101.550
           1998 and              100.775
           thereafter            100.000

No such notice of redemption shall be effective unless given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction, unless the Corporation or the successor of the Corporation shall waive such prior notice, but any notice of redemption so given prior to such time may be withdrawn by notice of withdrawal given to the Corporation prior to the close of business on the fifth business day prior to consummation of such transaction.

     Section 9.  Anti-dilution Adjustments.
                 -------------------------
     9.1  Subdivision of Common Stock; Combination of Common Stock; Payment of
          --------------------------------------------------------------------
Dividend on or Distribution in Respect of Common Stock in Shares of Common
--------------------------------------------------------------------------
Stock.
-----
          (a)  Actions Covered.  In the event the Corporation shall, at any time
               ---------------
or from time to time while any of the ESOP Preferred Shares are outstanding, (i) pay a dividend or make a distribution in respect of the Common Stock in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or combine the outstanding shares of Common Stock into a smaller number of shares, in each case whether by reclassification of shares, recapitalization of the Corporation (including a recapitalization effected by a merger or consolidation to which Section 8 hereof does not apply) or otherwise the Conversion Price shall be adjusted as provided in Section 9.1(b).

          (b)  Formula For Adjustment.  Upon the occurrence of an action
               ----------------------
described in Section 9.1(a) the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. An adjustment made pursuant to this Section 9.1 shall be given effect, upon payment of such a dividend or distribution, as of the record date for the determination of stockholders entitled to receive such dividend or distribution (on a retroactive basis) and in the case of a subdivision or combination shall become effective immediately as of the effective date thereof.

     9.2  Issuance of Rights or Warrants to Purchase Common Stock As a Dividend
          ---------------------------------------------------------------------
or Distribution on Common Stock.
--------------------------------

          (a)  Actions Covered.  In the event that the Corporation shall, at any
               ---------------
time or from time to time while any of the ESOP Preferred Shares are outstanding, issue to holders of shares of Common Stock as a dividend or distribution, including by way of a reclassification of shares or a recapitalization of the Corporation, any right or warrant to purchase shares of Common Stock (but not including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) at a purchase price per share less than the Fair Market Value of a share of Common Stock on the Valuation Day the Conversion Price shall be adjusted as provided in Section 9.2(b).

          (b)  Formula for Adjustment.  Upon the occurrence of an action
               ----------------------
described in Section 9.2(a), the Conversion Price in effect immediately prior to such action shall be adjusted by mutiplying such Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the Valuation Day plus the number of shares of Common Stock which could be purchased at the Fair Market Value of a share of Common Stock on the Valuation Day for the maximum aggregate consideration payable upon exercise in full of all such rights or warrants, and the denominator of which shall be the number of shares of Common Stock outstanding on the Valuation Day plus the maximum number of shares of Common Stock that could be acquired upon exercise in full of all such rights and warrants.

     9.3  Issuance, Sale or Exchange of Common Stock for less than Fair Market
          --------------------------------------------------------------------
Value.
-----

          (a)  Actions Covered.  In the event the Corporation shall, at any time
               ---------------
or from time to time while any of the ESOP Preferred Shares are outstanding, issue, sell or exchange shares of Common Stock (other than pursuant to any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted) for a consideration per share less than the Fair Market Value of a share of Common Stock on the Valuation Day, then the Conversion Price shall be adjusted as provided in Section 9.3(b).

          (b)  Formula for Adjustment.  Upon the occurrence of an action
               ----------------------
described in Section 9.3(a), the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (i) the Fair Market Value of all the shares of Common Stock outstanding on the Valuation Day plus (ii) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of shares of Common Stock, and the denominator of which shall be the product of (a) the Fair Market Value of a share of Common Stock on the Valuation Day multiplied by (b) the sum of the number of shares of Common Stock outstanding on the Valuation Day plus the number of shares of Common Stock so issued, sold or exchanged by the Corporation.

     9.4  Issuance, Sale or Exchange of Rights or Warrants to Purchase Common
          -------------------------------------------------------------------
Stock for Less than Non-Dilutive Amount.
-------------- ------------------------

          (a)  Actions Covered.  In the event the Corporation shall, at any time
               ---------------
or from time to time while any ESOP Preferred Shares are outstanding, issue, sell or exchange any right or warrant to purchase or acquire shares of Common Stock (including as such a right or warrant any security convertible into or exchangeable for shares of Common Stock), other than any such issuance to holders of shares of Common Stock as a dividend or distribution (including by way of a reclassification of shares or a recapitalization of the Corporation) and other than pursuant to any employee or director incentive or benefit plan or arrangement (including any employment, severance or consulting agreement) of the Corporation or any subsidiary of the Corporation heretofore or hereafter adopted, for a consideration having a combined Fair Market Value, on the Valuation Day, less than the Non-Dilutive Amount (as defined in Section 10 of this Paragraph 9), then the Conversion Price shall be adjusted as provided in Section 9.4(b).

          (b)  Formula for Adjustment.  Upon the occurrence of an action
               ----------------------
described in Section 9.4(a), the Conversion Price in effect immediately prior to such action shall be adjusted by multiplying such Conversion Price by a fraction the numerator of which shall be the sum of (I) the Fair Market Value of all the shares of Common Stock outstanding on the Valuation Day plus (II) the Fair Market Value of the consideration received by the Corporation in respect of such issuance, sale or exchange of such right or warrant plus (III) the Fair Market Value at the time of such issuance of the consideration which the Corporation would receive upon exercise in full of all such rights or warrants, and the denominator of which shall be the product of (i) the Fair Market Value of a share of Common Stock on the Valuation Day multiplied by (ii) the sum of the number of shares of Common Stock outstanding on such day plus the maximum number of shares of Common Stock which could be acquired pursuant to such right or warrant at the time of the issuance, sale or exchange of such right or warrant, whether or not exercisable (or convertible or exchangeable) at such time.

     9.5  Extraordinary Distribution.
          --------------------------

          (a)  Actions Covered.  In the event the Corporation shall, at any time
               ---------------
or from time to time while any of the ESOP Preferred Shares are outstanding, make an Extraordinary Distribution in respect of the Common Stock, whether by dividend, distribution, reclassification of shares or recapitalization of the Corporation (including a recapitalization or reclassification effected by a merger or consolidation to which Section 8 of this Paragraph 9 does not apply or a Pro Rata Repurchase) of Common Stock, then the Conversion Price shall be adjusted as provided in Section 9.5(b).

          (b)  Formula for Adjustment.  Upon the occurrence of an action
               ----------------------
described in 9.5(a) the Conversion Price in effect immediately prior to such Extraordinary Distribution shall be adjusted by multiplying such Conversion Price by a fraction, the numerator of which is the difference between (i) the product of (x) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution minus in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (y) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer that is a Pro Rata Repurchase, or on the date of purchase with respect to any Pro Rata Repurchase that is not a tender offer, as the case may be, and (ii) the Fair Market Value of the Extraordinary Distribution minus the aggregate amount of regularly scheduled quarterly dividends declared by the Board of Directors of the Corporation and paid by the Corporation in the twelve months immediately preceding such Extraordinary Distribution or the aggregate purchase price of the Pro Rata Repurchase, as the case may be; and the denominator of which shall be the product of (a) the number of shares of Common Stock outstanding immediately before such Extraordinary Distribution minus, in the case of a Pro Rata Repurchase, the number of shares of Common Stock repurchased by the Corporation multiplied by (b) the Fair Market Value of a share of Common Stock on the day before the ex-dividend date with respect to an Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution which is paid other than in cash, or on the applicable expiration date (including all extensions thereof) of any tender offer which is a Pro Rata Repurchase or on the date of purchase with respect to any Pro Rata Repurchase which is not a tender offer, as the case may be. The Corporation shall send the holder of ESOP Preferred Shares (i) notice of its intent to make any such dividend or distribution and (ii) notice of any offer by the Corporation to make a Pro Rata Repurchase, in each case at the same time as, or as soon as practicable after, such offer is first communicated (including by announcement of a record date in accordance with the rules of any stock exchange on which the Common Stock is listed or admitted to trading) to holders of Common Stock. Such notice shall indicate the intended record date and the amount and nature of such dividend or distribution, the terms of any Pro Rata Repurchase, and the number of shares of Common Stock into which an ESOP Preferred Share may be converted at such time.

     9.6  Limitation on Obligation to Make Adjustment.  Notwithstanding any
          -------------------------------------------
other provisions of this Section 9, the Corporation shall not be required to make any adjustment to the Conversion Price unless such adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Price. Any lesser adjustment shall be carried forward and shall be made no later than the time of, and together with, the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least one percent (1%) in the Conversion Price.

     9.7  When Adjustment Equitably Required.  If the Corporation shall make any
          ----------------------------------
dividend or distribution on the Common Stock or issue any Common Stock, other capital stock or other security of the Corporation or any rights or warrants to purchase or acquire any such security, which transaction does not result in an adjustment to the Conversion Price pursuant to the foregoing provisions of this
Section 9, the Board of Directors of the Corporation shall consider whether such action is of such a nature that an adjustment to the Conversion Price should equitably be made in respect of such transaction. If in such case the Board of Directors of the Corporation determines that an adjustment to the Conversion Price should be made, an adjustment shall be made effective as of such date as may be determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation whether an adjustment to the Conversion Price should be made pursuant to the foregoing provisions of this Section 9.7 and, if so, what adjustment should be made and when, shall be final and binding on the Corporation and all shareholders of the Corporation. The Corporation shall be entitled to make such additional adjustments in the Conversion Price, in addition to those required by the foregoing provisions of this Section 9, as shall be necessary in order that any dividend or distribution in shares of capital stock of the Corporation, subdivision, reclassification or combination of shares of stock of the Corporation or any recapitalization of the Corporation shall not be taxable to the holders of the Common Stock.

     9.8  Statements to be Filed.  Whenever an adjustment to the Conversion
          ----------------------
Price and the related voting rights of the ESOP Preferred Shares is required pursuant to this Paragraph 9, the Corporation shall forthwith place on file with the Secretary of the Corporation, a statement signed by two officers of the Corporation stating the adjusted Conversion Price determined as provided herein and the resulting conversion ratio, and the voting rights (as appropriately adjusted), of the ESOP Preferred Shares. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment including any determination of Fair Market Value involved in such computation. Promptly after each adjustment to the Conversion Price and the related voting rights of the ESOP Preferred Shares, the Corporation shall mail a notice thereof and of the then prevailing conversion ratio to the holder of ESOP Preferred Shares.

     Section 10.  Definitions.
                  -----------
     10.1 Definitions to Apply.  For purposes of this Paragraph 9, the following
          --------------------
definitions shall apply:

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Common Stock" shall mean the Corporation's Common Stock, par value $1 per share, as the same exists at the date of the issuance by the State Corporation Commission of Virginia of a certificate of amendment with respect to Articles of Amendment creating the ESOP Preferred Shares or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

    "ESOP Loan Agreement" shall mean any loan agreement (including a purchase-money installment-payment obligation) obligating the trustee for the Plan's ESOP to apply the ESOP's income and assets to satisfy debt incurred for the ESOP incident to an acquisition of ESOP Preferred Shares for the ESOP.

    "Extraordinary Distribution" shall mean any dividend or other distribution to holders of Common Stock (effected while any of the ESOP Preferred Shares are outstanding) (i) of cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding period of 12 months on the Common Stock, when combined with the aggregate amount of all Pro Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro Rata Repurchase which is in excess of the Fair Market Value of the Common Stock repurchased as determined on the applicable expiration date (including all extensions thereof) of any tender offer or exchange offer which is a Pro Rata Repurchase, or the date of purchase with respect to any other Pro Rata Repurchase which is not a tender offer or exchange offer made during such period), exceeds twelve and one-half percent (12 1/2%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the day before the ex-dividend date with respect to such Extraordinary Distribution which is paid in cash and on the distribution date with respect to an Extraordinary Distribution that is paid other than in cash, and/or (ii) of any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation (other than securities of the type referred to in Section 9.2 or 9.4 of this Paragraph 9), evidences of indebtedness of the Corporation or any other person or any other property (including shares of any subsidiary of the Corporation) or any combination thereof. The Fair Market

Value of an Extraordinary Distribution for purposes of Section 9.5 of this Paragraph 9 shall be equal to the sum of the Fair Market Value of such Extraordinary Distribution plus the amount of any cash dividends that are not Extraordinary Distributions made during such 12-month period and not previously included in the calculation of any adjustment pursuant to Section 9.5 of this Paragraph 9.

    "Fair Market Value" of publicly traded shares of Common Stock or any other class of capital stock or other security of the Corporation or any other issuer for any day shall mean the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices for such day in the over-the counter marked as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Corporation or a committee thereof. The "Fair Market Value" of any security that is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Corporation or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Corporation or such committee except that the Fair Market Value of an ESOP Preferred Share and in effect at any given time shall be the then fair market value established for such ESOP Preferred Share according to the Trust Agreement governing the Trustee who holds the ESOP Preferred Shares. For purposes of this Paragraph 9, the Fair Market Value of any security held by a trustee for the Plan is never less than "adequate consideration" (as defined in Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and the Fair Market Value of any security to be transferred to a trustee for the plan is never more than "adequate consideration" as defined in Section 3(18) of ERISA.

    "Initial Value" means the initial per share value established for the ESOP Preferred Shares pursuant to the Stock Purchase Agreement between the Corporation and the Trustee under the Plan pursuant to which the Trustee purchases the ESOP Preferred Shares.

    "Marketable Obligations" means "marketable obligations" as that term is defined in Section 407(e) of the Employee Retirement Income Security Act of 1974, as amended.

    "Non-Dilutive Amount" in respect of an issuance, sale or exchange by the Corporation of any right or warrant to purchase or acquire shares of Common Stock (including any security convertible into or exchangeable for shares of Common Stock) shall mean the difference between (i) the product of the Fair Market Value of a share of Common Stock on the Valuation Day multiplied by the maximum number of shares of Common Stock which could be acquired on such date upon the exercise in full of such rights and warrants (including upon the conversion or exchange of all such convertible or exchangeable securities), whether or not exercisable (or convertible or exchangeable) at such date, and
(ii) the aggregate amount payable pursuant to such right or warrant to purchase or acquire such maximum number of shares of Common Stock; provided, however,
                                                          --------  -------
that in no event shall the Non-Dilutive Amount be less than zero. For purposes of the foregoing sentence, in the case of a security convertible into or exchangeable for shares of Common Stock, the amount payable pursuant to a right or warrant to purchase or acquire shares of Common Stock shall be the Fair Market Value of such security on the date of the issuance, sale or exchange of such security by the Corporation.

    "Pro Rata Repurchase" shall mean any purchase of shares of Common Stock by the Corporation or any subsidiary thereof, whether for cash, shares of capital stock of the Corporation, other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of a subsidiary of the Corporation), or any combination thereof, effected while any of the ESOP Preferred Shares are outstanding, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or the regulations thereunder, or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided,
                                                                    --------
however, that no purchase of shares by the Corporation or any subsidiary thereof
-------
made in open market transactions shall be deemed a Pro Rata Repurchase. For purposes of this definition shares shall be deemed to have been purchased by the Corporation or any subsidiary thereof "in open market transactions" if they have been purchased substantially in accordance with the requirements of Rule 10b-18 (as in effect under the Exchange Act on the date ESOP Preferred Shares are initially issued by the Corporation) or on such other terms and conditions as the Board of Directors of the Corporation or a committee thereof in good faith shall have determined are reasonably designed to prevent such purchases from having a material effect on the trading market for the Common Stock.

     "Valuation Day," with respect to any particular issuance, sale or exchange of Common Stock, or rights or warrants to acquire shares of Common Stock (including as such a right or warrant, any security convertible into or exchangeable for shares of Common Stock) shall mean the business day immediately preceding the earlier of (i) the date of the first public announcement of such issuance, sale or exchange, or (ii) the date of such issuance, sale or exchange.

     Section 11.  Ranking; Retirement of Shares.
                  -----------------------------

     11.1 Ranking.  The ESOP Preferred Shares shall rank senior to the Common
          -------
Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Articles of Incorporation of the Corporation, as the same may be amended, or an Article of Amendment relating to a subsequent series of Preferred Stock, par value $1 per share, of the Corporation, the ESOP Preferred Shares shall rank on a parity with all other series of the Corporation's Preferred Stock, par value $1 per share, as to the payment of dividends and the distribution of assets on liquidation, dissolution or winding up.

     11.2 Retirement.  Any ESOP Preferred Shares acquired by the Corporation by
          ----------
reason of the conversion or redemption of such shares as provided by this Paragraph 9, or otherwise so acquired, shall be retired as ESOP Preferred Shares and restored to the status of authorized but unissued shares of Preferred Stock, par value $1 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Shares as permitted by law.

     Section 12.  Miscellaneous.
                  -------------

     12.1 Notices.  All notices referred to herein shall be in writing, and all
          -------
notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Paragraph 9) with postage prepaid, addressed: (i) if to the Corporation, to its office at 120 Long Ridge Road, Stamford, Connecticut 06904-1355

(Attention: Corporate Secretary) or other agent of the Corporation designated as permitted by this Paragraph 9 or (ii) if to the holder of the ESOP Preferred Shares or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Common Stock), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     12.2  Taxes.  The Corporation shall pay any and all stock transfer and
           -----
documentary stamp taxes that may be payable in respect of any issuance or delivery of ESOP Preferred Shares or shares of Common Stock or other securities issued on account of ESOP Preferred Shares pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of ESOP Preferred Shares or Common Stock or other securities in a name other than that in which the ESOP Preferred Shares with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     12.3 Designations.  In the event that a holder of ESOP Preferred Shares
          ------------
shall not by written notice designate the name in which the shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of ESOP Preferred Shares should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of such holder of such ESOP Preferred Shares as so shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder as so shown on the records of the Corporation.

     12.4 Payments.  Unless otherwise provided in the Articles of Incorporation,
          --------
as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding-up or otherwise made upon the ESOP Preferred Shares and any other stock ranking on a parity with the ESOP Preferred Shares with respect to such dividend or distribution shall be pro rata, so that amounts paid per ESOP Preferred Share and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the ESOP Preferred Shares and such other stock bear to each other.

    THIRD: The amendment of the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation on June 20, 1989 without shareholder action, which shareholder action was not required.

    IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 20th day of June, 1989.
                              OLIN CORPORATION



                              By   /s/  E. McI. Cover
                                 -----------------------
                                     Vice President

                             ARTICLES OF AMENDMENT
                                       of
                           ARTICLES OF INCORPORATION
                                       of
                                OLIN CORPORATION



1.   The name of the Corporation is Olin Corporation.

2. The amendment adopted is to add the following Article NINTH to the Articles of Incorporation of the Corporation, as heretofore amended:

          "NINTH: Except as expressly otherwise required in these Articles of Incorporation, an amendment or restatement of these Articles requiring shareholder approval shall be approved by a majority of the votes entitled to be cast by each voting group that is entitled to vote on the matter, unless in submitting an amendment or restatement to the shareholders the Board of Directors shall require a greater vote."

3.   The amendment was adopted by the Board of Directors on December 14, 1989.

4. The amendment was adopted by the Board of Directors without shareholder action. Shareholder action was not required.



Dated:  December 15, 1989



                              OLIN CORPORATION



                              By  /s/  E. McI. Cover
                                 -----------------------------
                                 E. McI. Cover, Vice President

                             ARTICLES OF AMENDMENT

                                       OF

                         THE ARTICLES OF INCORPORATION

                                       OF

                                OLIN CORPORATION

          under Section 13.1-639 of the Virginia Stock Corporation Act

FIRST:   The name of the Corporation is Olin Corporation.

SECOND: The amendment adopted is to add a new Paragraph 10 to Article Fourth to read as follows:

     "10: Series A Conversion Preferred Stock. There is hereby established a series of the Corporation's authorized Preferred Stock, to be designated as the "Series A Conversion Preferred Stock, par value $1 per share." The designation and number, and relative rights, preferences and limitations of the Series A Conversion Preferred Stock, insofar as not already fixed by any other provision of these Articles of Incorporation, shall be as follows:

     Section 1.  Designation and Amount.
                 ----------------------

     1.1  Designation and Amount.  The shares of such series shall be designated
          ----------------------
as "Series A Conversion Preferred Stock, par value $1 per share" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 2,760,000.

    Section 2.  Dividends and Distributions.
                ---------------------------

    2.1      Dividends.  In respect of the period beginning on the date of
             ---------
issuance of the Series A Preferred Stock and ending on and including March 1, 1995 (the "Preferred Period"), the holders of outstanding shares of the Series A Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends accruing at the per share rate of $3.64 per annum or $.91 per quarterly period for each ending of the quarterly periods ending on February 28 (or, for 1992 only, on February 29), May 31, August 31 and November 30, and no more ("Preferential Dividends"), payable in arrears on each succeeding March 1, June 1, September 1 and December 1, respectively (each such date being hereinafter referred to as a "Preferential Dividend Payment Date"), commencing June 1, 1992. If any Preferential Dividend Payment Date shall not be a Business Day, then the Preferential Dividend Payment Date shall be on the next succeeding Business Day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 70 days preceding the payment dates thereof, as shall be fixed by the Board of Directors.

    2.2      Dividend Accrual.  Dividends on the Series A Preferred Stock in
             ----------------
respect of the Preferred Period shall accrue on a daily basis commencing on the date of issuance of the Series A Preferred Stock, and accrued dividends for each quarterly dividend period shall cumulate, to the extent not paid, from the preferential Dividend Payment Date first following the quarter for which they accrue. Preferential Dividends shall accrue whether or not the Corporation shall have earnings, whether or not there shall be funds legally available for the payment of such dividends and whether or not such dividends are declared. Accumulated dividends shall not bear interest. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series A Preferred Stock for any period longer or shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.

    2.3      Declaration of Dividends on and Redemptions of other Stock.
             ----------------------------------------------------------

     (a) Parity Stock.  So long as any Series A Preferred Stock are outstanding,
         ------------
no dividend shall be declared or paid or set apart for payment on any other series of stock ranking on a parity with the Series A Preferred Stock as to dividends, unless there shall also be or have been declared and paid or set apart for payment when due on the Series A Preferred Stock dividends through the last preceding Preferential Dividend Payment Date before the dividend payment date of such parity stock, ratably in proportion to the respective amounts of dividends accumulated and unpaid through such dividend period on the Series A Preferred Stock and accumulated and unpaid on such parity stock through the dividend payment period on such parity stock preceding such parity stock dividend payment date. So long as any shares of the Series A Preferred Stock are outstanding, unless all Preferential Dividends accumulated on all outstanding shares of the Series A Preferred Stock through the most recent Preferential Dividend Payment Date have been paid in full, no stock of the Corporation ranking on a parity with the Series A Preferred Stock as to payment of dividends may be redeemed (pursuant to a sinking fund or otherwise), purchased or otherwise acquired for any consideration by the Corporation except
(i) by means of a redemption pursuant to which all outstanding shares of the Series A Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series A Preferred Stock and all stock of the Corporation so ranking on a parity, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, (ii) by conversion of such parity Preferred Stock into, or exchange of such parity Preferred Stock for, stock of the Corporation ranking junior to the Series A Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or (iii) in accordance with the provisions of clause (i) of the first sentence of Section
7.1 of paragraph 9 of Article FOURTH.

     (b) Junior Stock.  If at any time, so long as any Series A Preferred Stock
         ------------
shall be outstanding, full cumulative dividends on the Series A Preferred Stock have not been declared and paid or set apart for payment through the last preceding Preferential Dividend Payment Date, the Corporation shall not declare or pay or set apart for payment any dividends or make any other distributions, or make any payment on account of the purchase, redemption or other retirement of any shares of Common Stock or any other class of or series of the Corporation's stock ranking as to dividends or as to distributions in the event of the Corporation's liquidation, dissolution or winding up, junior to the Series A Preferred Stock until full cumulative dividends on the Series A Preferred Stock shall have been paid or declared and set apart for payment.

          (c) Limitations.  The provisions of Section 2.3(a) and 2.3(b) shall
              -----------
not apply to (i) any dividend payable solely in any shares of any stock ranking as to dividends and as to distributions in the event of the Corporation's liquidation, dissolution or winding up, junior to the Series A Preferred Stock or (ii) the acquisition of shares of any stock ranking, as to dividends or as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock in exchange solely for shares of any other stock ranking, as to dividends and as to distributions in the event of a liquidation, dissolution or winding up of the Corporation, junior to the Series A Preferred Stock.

     Section 3.  Voting.
                 ------

    3.1      Voting Rights.  The holders of Series A Preferred Stock shall have
             -------------
the following voting rights:

     (a) Election of Directors.  In the event that the Corporation shall have
         ---------------------
failed to declare and pay or set apart for payment in full the Preferential Dividends accumulated on the outstanding shares of Series A Preferred Stock for any six quarterly dividend payment periods, whether or not consecutive (a "Preferential Dividend Non-Payment"), the number of directors of the Corporation shall be increased by two and the holders of outstanding shares of Series A Preferred Stock, voting together as a single voting group with all other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect to dividends and then entitled to vote on the election of such directors, shall be entitled to elect such additional directors until the full dividends accumulated on all outstanding shares of Series A Preferred Stock have been declared and paid or set apart for payment. Upon the occurrence of a Preferential Dividend Non-Payment, the Board of Directors of the Corporation shall within a reasonable period call a special meeting of the holders of shares of Series A Preferred Stock and all other holders of each series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends who are then entitled to participate in the election of such additional directors for the purpose of electing the additional directors provided by the foregoing provisions. If and when all accumulated dividends on the Series A Preferred Stock have been declared and paid or set aside for payment in full, the holders of shares of Series A Preferred Stock shall be divested of the special voting rights provided by this paragraph, subject to revesting in the event of each and every subsequent Preferential Dividend Non-Payment. Upon termination of such special voting rights attributable to all holders of Series A Preferred Stock and each other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect to payment of dividends, the term of office of each director elected by the holders of shares of Series A Preferred Stock and such junior or parity Preferred Stock (a "Preferred Stock Director") pursuant to such special voting rights shall forthwith terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Stock Directors. Any Preferred Stock Director may be removed by, and shall not be removed otherwise than by, the vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends who were entitled to participate in such Preferred Stock Director's election, voting as a separate class, at a meeting called for such purpose. So long as a Preferential Dividend Non-Payment shall continue, any vacancy in the office of a Preferred Stock Director may be filled by written consent of the Preferred Stock Director remaining in office or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of Series A Preferred Stock and all other series of Preferred Stock ranking junior to or on a parity with the Series A Preferred Stock with respect to the payment of dividends who are then entitled to participate in the election of such Preferred Stock Directors as provided above. Holders of shares of Series A Preferred Stock shall not, as such stockholders, be entitled to vote on the election or removal of directors other than Preferred Stock Directors, but shall not be divested of any other voting rights provided to such stockholders by law with respect to any other matter to be acted upon by the stockholders of the Corporation.

     (b) Amendment or Alteration of the Articles of Incorporation.  So long as
         --------------------------------------------------------
any shares of Series A Preferred Stock are outstanding, the Corporation shall not amend any of the provisions of its Articles of Incorporation (1) to authorize or create any shares of stock ranking senior to the Series A Preferred Stock as to dividends or as to distributions in the event of the Corporation's liquidation, dissolution or winding up or (2) to alter or change the rights, preferences or limitations of the Series A Preferred Stock so as to affect such rights, preferences or limitations adversely without, in each case, the affirmative vote of the holders of at least two-thirds of the total number of outstanding shares of the Series A Preferred Stock, voting together as a single voting group with any other series of Preferred Stock that is (i) affected in the same or a substantially similar manner and (ii) entitled by law, by the Articles of Incorporation or by resolution of the Corporation's Board of Directors to vote on such amendment, in person or by proxy, at a meeting called for that purpose as permitted by law and the Articles of Incorporation or the By-Laws. For purposes of this paragraph, any such amendment that would authorize or create any series of Preferred Stock out of the authorized shares of Preferred Stock, or that would authorize or create any shares of stock (whether or not already authorized) ranking junior to or on a parity with the Series A Preferred Stock as to dividends and as to distributions in the event of the Corporation's liquidation, dissolution or winding up, shall not be considered to affect adversely the rights, preferences or limitations of the outstanding shares of Series A Preferred Stock.

         (c) Extent of Voting Rights.  Except as otherwise required by law or
             -----------------------
set forth in this Paragraph 10, holders of Series A Preferred Stock shall have no voting rights, and their consent shall not be required for the taking of any corporate action.

     Section 4.  Liquidation, Dissolution or Winding Up.
                 --------------------------------------

     4.1      Rights of Series A Preferred Stock Upon Liquidation, Dissolution
              ----------------------------------------------------------------
or Winding Up.  Subject to the rights of the holders of any stock of the
-------------
Corporation ranking senior to or on a parity with the Series A Preferred Stock in respect of distributions upon liquidation, dissolution or winding up, upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of Series A Preferred Stock shall be entitled to receive, out of the Corporation's assets that remain after full satisfaction of all creditors' valid claims and that are available for payment to shareholders, before any amount shall be paid or distributed among the holders of Common Stock or any other shares ranking junior to the Series A Preferred Stock in respect of distributions upon the Corporation's liquidation, dissolution or winding up, liquidating distributions in an amount per share equal to the sum of $41.50 plus an amount equal to all Preferential Dividends accrued and unpaid to the date fixed for distribution, and no more. If, upon any liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other stock ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and such other stock shall share ratably in any distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount to which the holders of Series A Preferred Stock are entitled as provided by the foregoing provisions of this Section 4.1, the holders of Series A Preferred Stock shall not be entitled to any further right or claim to any of the remaining assets of the Corporation.

     4.2      Merger or Consolidation not Deemed Liquidation, Dissolution or
              --------------------------------------------------------------
Winding Up.  Neither the merger or consolidation of the Corporation with or into
----------
any other corporation, nor the merger or consolidation of any other corporation with or into the Corporation, nor the sale, lease, exchange or other transfer of all or any portion of the assets of the Corporation, shall be deemed to be a dissolution, liquidation or winding up of the affairs of the Corporation for purposes of this Paragraph 10.

          4.3  Rights Upon Merger or Consolidation.  The holder of Series A
               -----------------------------------
Preferred Stock shall nevertheless be entitled in the event of any Merger or Consolidation (as defined in Section 5.2) to the rights provided by Section 5.2 of this Paragraph 10.

          4.4  Notice.  Written notice of any voluntary or involuntary
               ------
liquidation, dissolution or winding up of the Corporation, stating the payment date or dates when, and the place or places where, the amounts distributable to the holders of shares of Series A Preferred Stock in such circumstances shall be payable, shall be given by hand delivery, by courier, by standard form of telecommunication or by first-class mail (postage prepaid), delivered, sent or mailed as the case may be, not less than twenty (20) days prior to the payment date stated in that notice, to each holder of shares of Series A Preferred Stock, at the address shown for such holder on the books of the Corporation.

     Section 5.  Conversion into Common Stock.
                 ----------------------------

    5.1      Mandatory Conversion.  Unless earlier called for redemption in
             --------------------
accordance with the provisions hereof, on March 1, 1995 (the "Mandatory Conversion Date"), all outstanding shares of Series A Preferred Stock shall be converted automatically into, through the issue thereof by the Corporation in the manner provided hereinafter, fully paid and non-assessable shares of Common Stock. On such date, each holder of shares of Series A Preferred Stock, upon conversion of the Series A Preferred Stock, shall receive (i) the number of shares of Common Stock equal to the product of the Common Equivalent Rate in effect on the Mandatory Conversion Date, multiplied by the number of shares of Series A Preferred Stock owned by such holder and (ii) an amount in cash equal to all accrued and unpaid dividends on such shares of Series A Preferred Stock to and including the Mandatory Conversion Date, whether or not earned or declared, out of funds legally available therefor (and dividends shall cease to accrue as of the Mandatory Conversion Date).

    5.2      Upon Certain Mergers or Consolidations or Other Events.  Upon
             ------------------------------------------------------
either (a) immediately prior to the effectiveness of a merger or consolidation of the Corporation that results in the conversion or exchange of the Common Stock into, or results in holders of the Common Stock having the right to receive, other securities or other property (whether of the Corporation or any other entity) (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), or (b) immediately prior to the close of business on the Business Day immediately preceding the Distribution Date (the occurrence of the Distribution Date is referred to herein as the "Distribution Date Event"), then, in either event each outstanding share of Series A Preferred Stock shall be converted automatically into (i) one share of Common Stock multiplied by the Common Equivalent Rate in effect on the effective date of a Merger or Consolidation or on such Business Day immediately preceding the Distribution Date, as the case may be; plus (ii) the right to receive an amount of cash equal to all accrued and unpaid dividends on such share of Series A Preferred Stock to and including the Settlement Date (and dividends shall cease to accrue as of the Settlement Date); plus (iii) the right to receive an amount of cash initially equal to $4.32, declining by $.003861 on each day from and including January 23, 1992 (computed on the basis of a 360-day year of twelve 30-day months) to $.23 on January 1, 1995, and equal to zero thereafter, in each case determined with reference to the Settlement Date, unless sooner redeemed. At the option of the Corporation, it may deliver on the Settlement Date, in lieu of the cash amounts described in clauses (ii) and
(iii), a number of shares of Common Stock equal to one times a fraction, the numerator of which is the aggregate of the cash amounts described in such clauses (ii) and (iii) and the denominator of which is the Current Market Price of the Common Stock determined, in the case of a Merger or Consolidation, as of the second Trading Date immediately preceding the Notice Date, and in the case of a Distribution Date Event, as of the second Trading Date immediately preceding the Distribution Date. Such option may be exercised by the Corporation with respect to any or all the outstanding shares of Series A Preferred Stock, but if for less than all, then the shares as to which such option is so exercised shall be selected by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

    5.3      Procedure for Issuance of Common Stock Certificates.  Upon
             ---------------------------------------------------
surrender of a certificate representing a share or shares of Series A Preferred Stock for conversion, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled upon conversion.

    5.4      Effective Date of Common Stock Issued Upon Conversion.  The
             -----------------------------------------------------
issuance by the Corporation of shares of Common Stock upon any conversion thereof shall be effective as of the Mandatory Conversion Date, in the case of conversion pursuant to Section 5.1, as of the time immediately before the effective time of a Merger or Consolidation, in the case of conversion pursuant to clause (a) of Section 5.2, or as of the Settlement Date, in the case of conversion pursuant to clause (b) of Section 5.2. On and after the effective date of any conversion, the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock (subject to the provisions of the following sentence), but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. Unless and until a certificate representing a share or shares of Series A Preferred Stock shall have been surrendered in the manner provided for in Section 5.3, dividends and other distributions payable on the Common Stock after the expiration of 90 days following the conversion of such share or shares to Common Stock shall not be paid to the record holder of such certificate, but there shall be paid to the record holder of such certificate with respect to the share or shares of Common Stock into which such share or shares of Series A Preferred Stock shall have been converted (i) upon such surrender, the amount of the dividends or other distributions which shall have become payable on such share or shares of Common Stock after the expiration of 90 days following such conversion, but without interest, and (ii) after such surrender, the amount of any dividends or other distributions on the Common Stock with a record date prior to surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date. The Corporation shall not be obligated to pay any dividends that have been declared and are payable to holders of shares of Series A Preferred Stock on a Preferential Dividend Payment Date if such Preferential Dividend Payment Date for such dividend is subsequent to the effective date of conversion of such shares.

    5.5  Cash in Lieu of Fractional Shares.  The Corporation shall not be
         ---------------------------------
obligated to deliver to any holder of Series A Preferred Stock any fractional share of Common Stock issuable upon any conversion of such Series A Preferred Stock, but in lieu thereof may make a cash payment equal to the proportionate amount of the Current Market Price of a share of Common Stock determined, in any case other than a Distribution Date Event, as of the second Trading Date immediately preceding the relevant Notice Date and, in the case of a Distribution Date Event, as of the second Trading Date immediately preceding the Distribution Date.

    5.6  Common Stock Reserves.  The Corporation shall at all times reserve and
         ---------------------
keep available out of its authorized and unissued Common Stock, solely for issuance upon the conversion of Series A Preferred Stock as herein provided, free from any preemptive rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the Series A Preferred Stock then outstanding in accordance with this

Section 5. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration or qualification of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Series A Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Series A Preferred Stock then outstanding and convertible into shares of Common Stock in accordance with this
Section 5.

    5.7      Notice of Conversion.  Unless otherwise required by law, notice of
             --------------------
any conversion other than the Mandatory Conversion shall be sent to each holder of Series A Preferred Stock at the address shown for such holder on the books of the Corporation by first-class mail (postage pre-paid) mailed not less than thirty (30) days nor more than sixty (60) days prior to the Settlement Date;

provided, however, that if the timing of the effectiveness of a Merger or
--------  -------
Consolidation or the Distribution Date makes it impossible to provide at least 30 days notice, the Corporation shall provide such notice as soon as practicable prior to such effectiveness or the Distribution Date. Such notice shall specify whether the Corporation is exercising any option to deliver shares of Common Stock in lieu of cash and, if so, the Current Market Price (or, if the relevant Current Market Price is not available at the time such notice is sent, the manner in which such Current Market Price will be determined) to be used to calculate the number of such shares.

    Section 6.  Redemption.
                ----------

    6.1      Right to Call for Redemption.  At any time and from time to time
             ----------------------------
prior to the Mandatory Conversion Date, the Corporation shall have the right to call, in whole or in part, the outstanding shares of Series A Preferred Stock for redemption (subject to the notice provisions set forth in Section 6.5).
Upon such call, the Corporation shall deliver to the holders thereof in exchange for each such share, called for redemption, (a) a number of shares of Common Stock equal to one times a fraction, the numerator of which is the Call Price on the redemption date and the denominator of which is the Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding the Notice Date, and (b) an amount in cash equal to all accrued and unpaid dividends on each such share of Series A Preferred Stock to the redemption date. If fewer than all the outstanding shares of Series A Preferred Stock are to be called, the shares of Series A Preferred Stock to be called shall be selected by the Corporation from the outstanding shares of Series A Preferred Stock not previously called by lot or pro rata (as nearly as may be) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.

    6.2  Dividends on Shares Called for Redemption.  From and after the date
         -----------------------------------------
fixed for redemption, dividends on shares of Series A Preferred Stock called for redemption will cease to accrue, such shares of Series A Preferred Stock will no longer be deemed to be outstanding, and all rights in respect of such shares Series A Preferred Stock shall cease, except the right to receive the redemption price.

    6.3      Cash in Lieu of Fractional Shares.  The Corporation shall not be
             ---------------------------------
obligated to deliver to any holder of Series A Preferred Stock any fractional share of Common Stock issuable upon any redemption of such Series A Preferred Stock, but in lieu thereof may make a cash payment equal to the proportionate amount of the Current Market Price of a share of Common Stock determined as of the second Trading Date immediately preceding the Notice Date.

    6.4  Effective Date of Common Stock Issued Upon Redemption.  The issuance by
         -----------------------------------------------------
the Corporation of shares of Common Stock upon redemption in accordance with this Section 6 shall be deemed to be effective as of the date fixed for redemption. On and after the effective date of any redemption the person or persons entitled to receive the Common Stock issuable upon such redemption shall be treated for all purposes as the record holder or holders of such shares of Common Stock (subject to the provisions of the following sentence), but no allowance or adjustment shall be made in respect of dividends payable to holders of Common Stock in respect of any period prior to such effective date. Unless and until a certificate representing a share or shares of Series A Preferred Stock shall have been surrendered in the manner provided for in Section 6.5, dividends and other distributions payable on the Common Stock after the expiration of 90 days following the redemption of such share or shares shall not be paid to the record holder of such certificate, but there shall be paid to the record holder of such certificate with respect to the share or shares of Common Stock to be exchanged for such redeemed share or shares of Series A Preferred Stock (i) upon such surrender, the amount of dividends or other distributions which shall have become payable on such shares of Common Stock after the expiration of 90 days following redemption, but without interest, and (ii) after such surrender, the amount of any dividends or other distributions on the Common Stock with a record date prior to surrender and the payment date of which shall be subsequent to surrender, such amount to be paid on such payment date.

    6.5      Notice of Redemption.  Unless otherwise required by law, notice of
             --------------------
redemption shall be sent to each holder of Series A Preferred Stock at the address shown on the books of the Corporation by first class mail (postage pre-paid) mailed not less than thirty (30) days nor more than sixty (60) days prior to the redemption date. Each such notice shall state: (i) the redemption date;
(ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares of Series A Preferred Stock to be redeemed from such holder;
(iii) the Call Price; and (iv) that dividends on the Series A Preferred Stock to be redeemed will cease to accrue on such redemption date. Upon surrender of the certificate for any shares of Series A Preferred Stock so called for redemption and not previously converted (properly endorsed or assigned for transfer, if the notice shall so state), such shares shall be redeemed by the Corporation at the date fixed for redemption and at the redemption price set forth in this Section 6.

    Section 7.  Anti-dilution Adjustments.
                -------------------------

    7.1  Common Equivalent Rate; Adjustments.  The Common Equivalent Rate to be
         -----------------------------------
used to determine the number of shares of Common Stock to be delivered on the conversion of Series A Preferred Stock into shares of Common Stock pursuant to
Section 5 shall be initially one share of Common Stock for one share of Series A Preferred Stock; provided, however, that the Common Equivalent Rate shall be
                 --------  -------
subject to adjustment from time to time as provided in this Section 7.1. All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock (or if there is not a nearest 1/100th of a share, to the next lower 1/100th of a share).

    (i)     If the Corporation shall:

          (1) pay a dividend or make a distribution with respect to the Common Stock in shares of the Common Stock,

          (2) subdivide or split its outstanding shares of the Common Stock,

          (3) combine its outstanding shares of the Common Stock into a smaller number of shares, or

          (4) issue by reclassification of its shares of the Common Stock any shares of common stock of the Corporation, then, in any such event, the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of the Series A Preferred Stock shall be entitled to receive on the conversion of such share of the Series A Preferred Stock, the number of shares of the Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above in this clause (i) had such share of the Series A Preferred Stock been surrendered for conversion at the Common Equivalent Rate in effect immediately prior to such time. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification. Any shares of the Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of the Common Stock under clauses (ii) and (iii) below.

          (ii) If the Corporation shall distribute rights or warrants to all holders of the Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of the Common Stock at a price per share less than the Current Market Price per share of the Common Stock on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior thereto by a fraction, of which the numerator shall be the number of shares of the Common Stock outstanding on the date of distribution of such rights or warrants, immediately prior to such distribution, plus the number of additional shares of the Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of the Common Stock outstanding on the date of distribution of such rights or warrants, immediately prior to such distribution, plus the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Shares of the Common Stock owned by the Corporation or by another company of which a majority of the shares entitled to vote in the election of directors are held, directly or indirectly, by the Corporation shall not be deemed to be outstanding for purposes of such computation. Such adjustment shall become effective at the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of the Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the distribution of such rights or warrants been made upon the basis of delivery of only the number of shares of the Common Stock actually delivered.

          (iii) If the Corporation shall pay a dividend or make a distribution to all holders of the Common Stock of evidence of its indebtedness or other assets (including shares of capital stock of the Corporation but excluding any cash dividends or distributions and dividends referred to in clause (i) above), or shall distribute to all holders of the Common Stock rights or warrants to subscribe for or purchase securities of the Corporation or any of its subsidiaries (other than those referred to clause (ii) above), then in each such case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of the Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the evidence of the indebtedness or other assets so distributed, or of such rights or warrants, applicable to one share of the Common Stock. Such adjustment shall become effective on the opening of business on the Business Day next following the record date for the determination of stockholders entitled to receive such distribution.

          (iv) Anything in this Section 7.1 notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this Section 7.1, as the Corporation in its discretion shall determine to be advisable, so that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders will not be taxable.

          (v) In any case in which this Section 7.1 shall require that an adjustment as a result of any event become effective at the opening of business on the Business Day next following a record date and the date fixed for conversion pursuant to Section 5.1 or Section 5.2 occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event:

          (1) issuing to the holder of any shares of the Series A Preferred Stock surrendered for conversion the additional shares of the Common Stock issuable upon such conversion over and above the shares of the Common Stock issuable upon such conversion on the basis of the Common Equivalent Rate prior to adjustment; and

          (2) paying to such holder any amount in cash in lieu of a fractional share of the Common Stock pursuant to Section 5.5.

     7.2  Notice of Adjustments.  Whenever the Common Equivalent Rate is
          ---------------------
adjusted as herein provided, the Corporation shall (i) forthwith compute the adjusted Common Equivalent Rate in accordance with Section 7.1 and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the Series A Preferred Stock and the Common Stock; and (ii) mail a notice stating that the Common Equivalent Rate has been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of the outstanding shares of the Series A Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the quarterly period during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such quarterly period.

     Section 8. Definitions.
                -----------

    8.1      Definitions to Apply.  For purposes of this Paragraph 10, the
             --------------------
following definitions shall apply:

     "Business Day" shall mean each day that is not a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

     "Call Price" shall mean the per share price for the Series A Preferred Stock, which shall be initially $58.27, declining by $.003861 on each day from and including January 23, 1992 (computed on the basis of a 360-day year of twelve 30-day months) to $54.18 on January 1, 1995 and equal to $53.95 thereafter, if not sooner redeemed.

     "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way, in each case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices of the Common Stock on the over-the- counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors of the Corporation for that purpose.

     "Common Equivalent Rate" shall mean a ratio initially equal to one share of Common Stock for one share of Series A Preferred Stock and subject thereafter to adjustment as provided in Section 7.1.

    "Common Stock" shall mean the Corporation's Common Stock, par value $1 per share, as the same exists at the date of the issuance by the State Corporation Commission of Virginia of a certificate of amendment with respect to Articles of Amendment creating the Series A Preferred Stock, or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value.

     "Current Market Price" shall mean on any date of determination the average of the Closing Prices of a share of the Common Stock for the five consecutive Trading Dates ending on and including such date of determination (appropriately adjusted to take into account the occurrence during such five day period of any event that results in an adjustment of the Common Equivalent Rate); provided, however, that if the Closing Price for the

Trading Date next following such five-day period (the "next-day closing price") is less than 95% of such average, then the Current Market Price per share of Common Stock on such date of determination will be the next-day closing price; and provided, further, that if any adjustment of the Common Equivalent Rate becomes effective as of any date during the period beginning on the first day of such five-day period and ending on the date on which shares of the Series A Preferred Stock are to be redeemed or converted, then the Current Market Price as determined pursuant to the foregoing will be properly adjusted to reflect such adjustment.

     "Distribution Date" shall have the meaning set forth in the Rights Agreement dated as of February 27, 1986, between the Corporation and Manufacturers Hanover Trust, as Rights Agent, as the same may be further amended, modified or supplemented (the "Rights Agreement").

    "Notice Date" with respect to any notice given by the Corporation in connection with a redemption or conversion of any of the Series A Preferred Stock shall be the date of the commencement of the mailing of such notice to the holders of such Series A Preferred Stock.

    "Settlement Date" shall mean the following: with respect to a Distribution Date Event, the Business Day immediately preceding the Distribution Date, and with respect to a Merger or Consolidation, the Business Day on which the effective time of the Merger or Consolidation occurs.

     "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor to such Exchange) is open for the transaction of business.

    Section 9.  Ranking; Retirement of Shares; Increase in Shares.
                -------------------------------------------------

    9.1      Ranking.  The Series A Preferred Stock shall rank senior to the
             -------
Common Stock as to the payment of dividends and the distribution of assets on liquidation, dissolution and winding up of the Corporation, and, unless otherwise provided in the Articles of Incorporation of the Corporation, as the same may be amended, or in Articles of Amendment relating to a subsequent series of Preferred Stock, par value $1 per share, of the Corporation, the Series A Preferred Stock shall rank on a parity with all other series of the Corporation's Preferred Stock, par value $1 per share, as to the payment of dividends or other distributions and the distribution of assets on liquidation, dissolution or winding up.

     9.2  Retirement.  Any Series A Preferred Stock acquired by the Corporation
          ----------
by reason of the conversion or redemption of such shares as provided by this Paragraph 10, or otherwise so acquired, shall be retired as Series A Preferred Stock and restored to the status of authorized but unissued shares of Preferred Stock, par value $1 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Shares as permitted by law.

     9.3  Increase in Shares.  The number of shares of Series A Preferred Stock
          ------------------
may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of an amendment to the Articles of Incorporation of the Corporation.

     Section 10.  Miscellaneous.
                  -------------

    10.1     Notices.  All notices referred to herein referred to herein shall
             -------
be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of delivery thereof if by hand delivery, by courier or by standard form of telecommunication or three (3) business days after the mailing thereof if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Paragraph 10) with postage prepaid, addressed: (i) if to the Corporation, to its office at 120 Long Ridge Road, Stamford, Connecticut 06904-1355 (Attention: Corporate Secretary) or other agent of the Corporation designated as permitted by this Paragraph 10 or
(ii) if to the holder of the Series A Preferred Stock or Common Stock, as the case may be, to such holder at the address of such holder as listed in the stock record books of the Corporation (which may include the records of any transfer agent for the Series A Preferred Stock or Common Stock), or (iii) to such other address as the Corporation or any such holder, as the case may be, shall have designated by notice similarly given.

     10.2  Taxes.  The Corporation shall pay any and all stock transfer and
           -----
documentary stamp taxes that may be payable in respect of any issuance or delivery of Series A Preferred Stock or shares of Common Stock or other securities issued on account of Series A Preferred Stock pursuant hereto or certificates representing such shares or securities. The Corporation shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of Series A Preferred Stock or Common Stock or other securities in a name other than that in which the Series A Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any person with respect to any such shares or securities other than a payment, to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid or is not payable.

     10.3  Designations.  In the event that a holder of Series A Preferred Stock
           ------------
shall not by written notice designate the name in which shares of Common Stock to be issued upon conversion of such shares should be registered or to whom payment upon redemption of Series A Preferred Stock should be made or the address to which the certificate or certificates representing such shares, or such payment, should be sent, the Corporation shall be entitled to register such shares, and make such payment, in the name of such holder of such Series A Preferred Stock as shown on the records of the Corporation and to send the certificate or certificates representing such shares, or such payment, to the address of such holder as so shown on the records of the Corporation.

    10.4     Payments.  Unless otherwise provided in the Articles of
             --------
Incorporation, as the same may be amended, of the Corporation, all payments in the form of dividends, distributions on voluntary or involuntary dissolution, liquidation or winding up or otherwise made upon the Series A Preferred Stock and any other stock ranking on a parity with the Series A Preferred Stock, with respect to such dividend or distribution shall be pro rata, so that amounts paid per Series A Preferred Stock and such other stock shall in all cases bear to each other the same ratio that the required dividends, distributions or payments, as the case may be, then payable per share on the Series A Preferred Stock and other such stock bear to each other."

     THIRD: The amendment of the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation on January 13, 1992 without shareholder action, which shareholder action was not required.

    IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 13th day of January, 1992.


                              OLIN CORPORATION



                              By /s/ E. McIntosh Cover
                                 ---------------------
                                 Vice President

                                                            CONFORMED COPY

                             ARTICLES OF AMENDMENT

                                       OF

                         THE ARTICLES OF INCORPORATION

                                       OF

                                OLIN CORPORATION

          under Section 13.1-639 of the Virginia Stock Corporation Act


          FIRST:  The name of the Corporation is Olin Corporation.

          SECOND: The amendment adopted is to add a new Paragraph 10 to Article Fourth, to read as follows:

          "10: Series A Participating Cumulative Preferred Stock. There is hereby established a series of the Corporation's authorized Preferred Stock, to be designated as the "Series A Participating Cumulative Preferred Stock, par value $1 per share." The designation and number, and relative rights, preferences and limitations of the Series A Participating Cumulative Preferred Stock, insofar as not already fixed by any other provision of these Articles of Incorporation, shall be as follows:

          SECTION 1.  Designation and Number of Shares.  The shares of such
                      ---------------------------------
series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), par value $1 per share. The number of shares initially constituting the Series A Preferred Stock shall be 250,000; provided, however, that, if more than a total of 250,000 shares of Series A
--------  -------
Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of February 27, 1996, between the Corporation and Chemical Mellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 13.1-639 of the Virginia Stock Corporation Act, shall direct by resolution or resolutions that articles of amendment of the Articles of Incorporation of the Corporation be properly executed and filed with the State Corporation Commission of Virginia providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Articles of Incorporation then permit) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.

          SECTION 2.  Dividends or Distributions.  (a)  Subject to the prior and
                      ---------------------------
superior rights of the holders of shares of any other series of Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefor, (i) quarterly dividends payable in cash on the last day of each fiscal quarter in each year, or such other dates as the Board of Directors of the Corporation shall approve (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $.01 per whole share (rounded to the nearest cent), less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (ii) since the immediately preceding

Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock (the total of which shall not, in any event, be less than zero) and (ii) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number (as hereinafter defined) then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of non-cash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 1,000; provided, however, that, if at any time after
                                 --------  -------
February 27, 1996, the Corporation shall (x) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any distribution on the Common Stock in shares of Common Stock, (y) subdivide (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (z) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then, in each such event, the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further, that, if at any time after
                           -------- -------
February 27, 1996, the Corporation shall issue any shares of its capital stock in a merger, reclassification, or change of the outstanding shares of Common Stock, then, in each such event, the Formula Number shall be appropriately adjusted to reflect such merger, reclassification or change so that each share of Preferred Stock continues to be the economic equivalent of a Formula Number of shares of Common Stock prior to such merger, reclassification or change.

          (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock); provided,
                                                                   --------
however, that, in the event no dividend or distribution (other than a dividend
-------
or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.

          (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares that are
                 --------  -------
originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock that are originally issued prior to the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend on the first Quarterly Dividend Payment Date shall be calculated as if cumulative from and after the last day of the fiscal quarter next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

          (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock, unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.

          (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions, except as provided herein.

          SECTION 3.  Voting Rights.  The holders of shares of Series A
                      -------------
Preferred Stock shall have the following voting rights:

          (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or shareholders generally are entitled to vote, multiplied by the maximum number of votes per share which any holder of the Common Stock or shareholders generally then have with respect to such matter (assuming any holding period or other requirement to vote a greater number of shares is satisfied).

          (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of shareholders of the Corporation.

          (c) If, at the time of any annual meeting of shareholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of shareholders (and at each subsequent annual meeting of shareholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends that permitted the election of said directors shall cease to exist, any director who shall have been so elected pursuant to the next preceding sentence may be removed at any time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.

          (d) Except as provided herein, in Section 11 or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.

          SECTION 4.  Certain Restrictions.  (a)  Whenever quarterly dividends
                      ---------------------
or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not

          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; provided that the Corporation may at any time redeem, purchase or otherwise
     --------
     acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

          SECTION 5.  Liquidation Rights.  Upon the liquidation, dissolution or
                      -------------------
winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (a) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock, unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (i) $.01 per whole share or
(ii) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock or (b) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.

          SECTION 6.  Consolidation, Merger, etc.  In case the Corporation shall
                      ---------------------------
enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then, in any such case, the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed. In the event both this Section 6 and Section 2 appear to apply to a transaction, this Section 6 will control.

          SECTION 7.  No Redemption; No Sinking Fund.  (a)  The shares of Series
                      -------------------------------
A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that
                                                      --------  -------
the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock.

          (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.

          SECTION 8.  Ranking.  The Series A Preferred Stock shall rank junior
                      --------
to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.

          SECTION 9.  Fractional Shares.  The Series A Preferred Stock shall be
                      ------------------
issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one-thousandth (1/1,000) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (a) to make a cash payment as provided in the Rights Agreement for fractions of a share other than one-thousandth (1/1,000) of a share or any integral multiple thereof or (b) to issue depository receipts evidencing such authorized fraction of a share of Series A Preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall
                                        --------
provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.

          SECTION 10.  Reacquired Shares.  Any shares of Series A Preferred
                       ------------------
Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, par value $1 per share, of the Corporation, undesignated as to series, and may thereafter be reissued as part of a new series of such Preferred Shares as permitted by law.

          SECTION 11.  Amendment.  None of the powers, preferences and relative,
                       ----------
participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Articles of Incorporation shall be amended in any manner that would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect such holders adversely without the affirmative vote of the holders of at least 66-2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least
--------  -------
66-2/3% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of a Right after the time of such approval without the approval of such holder.

          THIRD: This amendment of the Articles of Incorporation was duly adopted by the Board of Directors of the Corporation on January 25, 1996, without shareholder action, which shareholder action was not required.

          FOURTH: All shares of the Corporation's Series A Conversion Preferred Stock previously outstanding have been converted and are no longer outstanding.

          IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment as of this 27th day of February, 1996.

                                    OLIN CORPORATION
                                     by
                                            /s/Johnnie M. Jackson, Jr.
                                        --------------------------------
                                        Name:  Johnnie M. Jackson, Jr.
                                        Title: Vice President, General
                                             Counsel and Secretary